Exhibit 99.5

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit voting instructions and for electronic delivery of information. If the proxy card recipient holds shares in a Plan, vote by 11:59 p.m. Eastern Time on March 9, 2020. Vote by 11:59 p.m. Eastern Time on March 11, 2020 for shares held directly. Have the proxy card in hand when WELLESLEY BANCORP, INC.    accessing the web site and follow the instructions to create an electronic voting 100 WORCESTER STREET    instruction form. SUITE 300     WELLESLEY, MA 02481    VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit voting instructions. Vote by 11:59 p.m. Eastern Time on March 11, 2020 for shares held directly and by 11:59 p.m. Eastern Time on March 9, 2020 for shares held in a Plan. Have the proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date the proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E90171-S97672 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WELLESLEY BANCORP, INC. The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3. For Against Abstain 1. Approval of the Agreement and Plan of Merger, dated December 5, 2019 by and among Cambridge Bancorp, Cambridge Trust Company, ! ! ! Wellesley Bancorp, Inc. and Wellesley Bank. 2. Approval of a non-binding, advisory proposal to approve the compensation certain executive officers of Wellesley Bancorp, Inc. may receive in connection ! ! ! with the merger. 3. Approval of an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the ! ! ! special meeting to approve the merger agreement. Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and P r oxy Statement is available at www.proxyvote.com. E90172-S97672 REVOCABLE PROXY –– WELLESLEY BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS –– March 12, 2020, at 9:00 a.m., Local Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Except as to those shares of common stock of Wellesley Bancorp, Inc. held in the Plans, the undersigned hereby appoints the official proxy committee of the Board of Directors of Wellesley Bancorp, Inc. (the “Company”), consisting of Nancy Marden Goodall and Garry R. Holmes, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on March 12, 2020, at 9:00 a.m., local time, at The Wellesley College Club, 727 Washington Street, Wellesley, Massachusetts, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side of this revocable proxy. This proxy, when properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” Proposals 1, 2 and 3. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote matters incident to the conduct of the meeting. Voting of stock held by or deemed allocated to participants through the Wellesley Bank Employee 401(k) Plan (the “401(k) Plan”) and/or the Wellesley Bank Employee Stock Ownership Plan (the “ESOP”), will be covered by this proxy card. This proxy card, when properly executed and dated, will serve as voting instructions for shares held in the Plan(s) and be voted by the applicable Plan trustee(s) as directed. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which it does not receive timely voting instructions in a manner calculated to most accurately reflect the instructions the ESOP trustee receives from participants regarding the shares of common stock deemed allocated to their accounts, subject to the exercise of the trustee’s fiduciary duties. Under the terms of the 401(k) Plan, the stock fund trustee will vote all shares for which timely voting instructions are not received in the same proportion as shares for which the trustee received voting instructions. If the proxy card recipient holds shares in a Plan, the deadline for returning the proxy card is March 9, 2020. Voting instructions for shares under the Plans may not be submitted or prior voting instructions may not be changed after this deadline. The above signed acknowledges receipt from Wellesley Bancorp, Inc., before the execution of this proxy, of a proxy statement for the special meeting of shareholders. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.